Exhibit 10.1

December 21, 2018

Protagonist Therapeutics, Inc.
7707 Gateway Blvd., Suite 140
Newark, California 94560-1160
Attn: Dinesh V. Patel, Ph. D., President and Chief Executive Officer

Re:                               3(a)(9) Exchange Agreement

Ladies and Gentlemen:

This letter agreement (the “Agreement”) confirms the agreement of Protagonist Therapeutics, Inc., a Delaware corporation (the “Company”), and the holders of the Common Stock listed on Schedule I attached hereto (the “Stockholders”), pursuant to which the Stockholders have agreed to exchange an aggregate of 1,000,000 shares (the “Shares”) of Common Stock, par value $0.0001 per share (the “Common Stock”), beneficially owned by the Stockholders in consideration for one or more Common Stock Warrants in the form attached hereto as Exhibit A (each a “Warrant”) to purchase an aggregate of 1,000,000 shares of Common Stock (the “Warrant Shares”) on the terms specified below.

In consideration of the foregoing, the Company and the Stockholders agree as follows:

(1)         No later than the close of business on the first business day after the date hereof (the “Closing Date”) and subject to the satisfaction or waiver of the conditions set forth herein, the Stockholders shall exchange the Shares for the Warrants (the “Exchange”) in the respective amounts listed on Schedule I. The Exchange shall be consummated pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). On the Closing Date: (a) the Company and the Stockholders shall jointly and irrevocably instruct American Stock Transfer and Trust Company, LLC (the “Transfer Agent”) to cancel the direct registration book-entry statements from the Transfer Agent evidencing the Shares; and (b) the Company shall irrevocably instruct the Transfer Agent to issue and deliver to the Stockholders the Warrants representing the Warrant Shares, in the amounts and in the names set forth on Schedule I.

(2)         The Company represents and warrants to each Stockholder as follows:

(a)         Neither the Company nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange. Assuming the representations and warranties of the Stockholders contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Securities Act.

(b)         It has the requisite corporate power and authority and power to enter into this Agreement and to consummate the Exchange and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Company.

(c)          It has reserved a sufficient number of shares of Common Stock as may be necessary to fully permit the exercise of the Warrants and the issuance of the Warrant Shares, without regard to any beneficial ownership limits set forth in the Warrant.

(3)         Each Stockholder, as to itself only, represents and warrants to the Company as follows:

(a)         It has the requisite power and authority to enter into this Agreement and consummate the Exchange.

(b)         It is the record and beneficial owner of, and has valid and marketable title to, the Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance. It is not a party to or bound by, and the Shares being exchanged by it pursuant to this Agreement are not subject to, any agreement, understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Shares to any person, (ii) restricting its right to surrender and exchange such Shares as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Shares.

(c)          Neither it nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange.

(4)         This agreement, and any action or proceeding arising out of or relating to this agreement, shall be exclusively governed by the laws of the State of New York.

(5)         In the event that any part of this agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this agreement shall remain in full force and effect. In such an event, the Stockholders and the Company shall endeavor in good faith negotiations to modify this agreement so as to affect the original intent of the parties as closely as possible.

(6)         This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[SIGNATURE PAGE FOLLOWS]

2

Please sign to acknowledge agreement with the above terms and return to the undersigned.

Common Stockholder:

Biotechnology Value Fund, L.P.

By: BVF Partners L.P., General Partner

By:	BVF, Inc., General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Biotechnology Value Fund II, L.P.

By: BVF Partners L.P., General Partner

By:	BVF, Inc., General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Biotechnology Value Trading Fund OS, L.P.

By: BVF Partners OS, Ltd., General Partner

By: BVF Partners L.P., Sole Member

By:	BVF, Inc. General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Investment 10, LLC

By: BVF Partners L.P., Investment Advisor

By:	BVF, Inc. General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Signature Page to Warrant Exchange Agreement

Acknowledged and agreed to:

Protagonist Therapeutics, Inc.

By:	/s/ Tom O’Neil
Name:	Tom O’Neil
Title:	Chief Financial Officer

Signature Page to Warrant Exchange Agreement

SCHEDULE I

Stockholder	Shares of Common Stock to be Exchanged	Warrant Shares
Biotechnology Value Fund, L.P.	500,000	500,000
Biotechnology Value Fund II, L.P.	410,000	410,000
Biotechnology Value Trading Fund OS, L.P.	90,000	90,000
Total	1,000,000	1,000,000

EXHIBIT A

FORM OF WARRANT TO PURCHASE COMMON STOCK